                                                                     Exhibit 4.3

================================================================================

                          SECOND SUPPLEMENTAL INDENTURE

                          dated as of ___________, 2002

                                       to

                                 TRUST INDENTURE

                          dated as of October 23, 2001

                                     between

                                ELWOOD ENERGY LLC

                                       and

                             BANK ONE TRUST COMPANY,
                        NATIONAL ASSOCIATION, as Trustee

================================================================================

      SECOND SUPPLEMENTAL INDENTURE, dated as of ___________, 2002 (this "Second Supplemental Indenture"), to the Trust Indenture, dated as of October 23, 2001 (the "Original Indenture", and, together with the First Supplemental Indenture dated October 23, 2001, the "Indenture"), between ELWOOD ENERGY LLC, a Delaware limited liability company (together with its successors and assigns, the "Issuer") and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

      WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Bonds (as defined in the Original Indenture) of the Issuer, to be issued in one or more series;

      WHEREAS, the Issuer has filed the Exchange Offer Registration Statement and completed the Exchange Offer, as contemplated by the Registration Rights Agreement;

      WHEREAS, the holders of $________________ in initial principal amount of the Initial Bonds have accepted the Exchange Offer; and

      WHEREAS, all action on the part of the Issuer necessary to authorize the issuance of the Exchange Bonds has been taken.

      NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

      The parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

      (b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

                                   ARTICLE II

                               THE EXCHANGE BONDS

      SECTION 2.1. Issuance of the Exchange Bonds. Upon receipt of an authentication order in accordance with Section 2.4 of the Original Indenture, the Trustee shall authenticate an Unrestricted Global Bond in the form of Exhibit A and having a stated principal amount of $____________ representing the Exchange Bonds.


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

      SECTION 2.2. Reduction of Aggregate Principal Amount of Initial Bonds. The Trustee shall cause the stated principal amount of the Restricted Global Bond(s) representing the Initial Bonds to be reduced to $___________.

      SECTION 2.3. Credit for Prior Payments. The principal amounts set forth in Sections 2.1 and 2.2 are stated in terms of the applicable issuance amount of the Initial Bonds for ease of computation. All payments of principal and interest made on Initial Bonds being exchanged for Exchange Bonds on or before the date of authentication of the Exchange Bonds shall be credited against amounts payable under the Exchange Bonds.

                                   ARTICLE III

                                  MISCELLANEOUS

      SECTION 3.1. Execution of Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

      SECTION 3.2. Concerning the Trustee. The recitals contained herein and in the Bonds of the series created hereby, except with respect to the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Bonds of the series created hereby.

      SECTION 3.3. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 3.4. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

      IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                ELWOOD ENERGY LLC

                                By:
                                   --------------------------------------
                                   Name:
                                   Title:


                                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                                By:
                                   --------------------------------------
                                   Name:
                                   Title:

EXHIBIT A

                                [Form of face of
                      8.159% Senior Secured Bonds due 2026]

                                ELWOOD ENERGY LLC
                      8.159% SENIOR SECURED BONDS DUE 2026

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. THIS GLOBAL BOND IS HELD BY THE REGISTERED DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED BY THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.9(a) OF THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR REGISTERED DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER

No. R-2

CUSIP NUMBER:                                        ____________

PRINCIPAL AMOUNT:                                    $___________

FINAL BOND PAYMENT DATE:                             July 5, 2026

ISSUE DATE:                                          ____________

REGISTERED HOLDER:                                   Cede & Co.

INTEREST RATE:                                       8.159%

      ELWOOD ENERGY LLC, a Delaware limited liability company (hereinafter called the "Issuer"), which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to CEDE & CO., or its registered assigns, the outstanding principal amount hereof, such payment to be made in semiannual installments on January 5 and July 5 of each year (commencing January 5, 2002) and ending on the final Bond Payment Date set forth above, each such installment to be in an amount equal to the principal


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

amount hereof multiplied by the percentage set forth opposite the applicable payment date in the table set forth on Annex A attached hereto (provided that the portion of the principal amount remaining unpaid on the final Bond Payment Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the final Bond Payment Date), and to pay interest on the unpaid portion of the Principal Amount at the interest rate set forth above from the most recent Bond Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the issue date set forth above, semiannually on January 5 and July 5 in each year (commencing January 5, 2002) until the principal amount is paid in full or payment thereof is duly provided for. Any installment of principal and, to the extent permitted by applicable law, any payment of interest not punctually paid or duly provided for shall continue to bear interest at a rate equal to the interest rate set forth above. The principal and interest so payable, and punctually paid or duly provided for, at any Bond Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal and interest, which shall be the 15th day (whether or not a Business Day) next preceding such Bond Payment Date. Any such principal and interest that is payable, but is not so punctually paid or duly provided for at any Bond Payment Date, shall forthwith cease to be payable to the Holder hereof on such Regular Record Date, and such Overdue Interest or Overdue Principal may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Overdue Principal and Overdue Interest (together with any other amounts payable with respect to such Overdue Principal and Overdue Interest), to be fixed by the Trustee, notice of which shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal of and interest on this Bond shall be made (i) if the Issuer so elects, by check mailed to the Holder of this Bond at his or her registered address or (ii) otherwise, at the Place of Payment; provided that the final installment of principal payable with respect to this Bond shall be made as provided in Section 6.5 of the Indenture (in the event this Bond is redeemed) or shall be made upon presentation and surrender of this Bond at the Place of Payment. All payments in respect of this Bond shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.

      Whenever any amount to be paid hereunder is stated to be due on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day, and if such payment is timely made, no interest shall accrue for the period from and after the day on which such payment was due. Interest payments for this Bond will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.


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

      Reference is made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

                                        ELWOOD ENERGY LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                          CERTIFICATE OF AUTHENTICATION

Dated:

      This Bond is one of the 8.159% Senior Secured Bonds due July 5, 2026 of Elwood Energy LLC referred to in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION as Trustee


By:
   ----------------------------------------
      Authorized Signatory

Dated:
      -------------------------------------


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

                               [Form of reverse of
                      8.159% Senior Secured Bonds due 2026]

                                ELWOOD ENERGY LLC
                      8.159% SENIOR SECURED BONDS DUE 2026

      This bond is one of an authorized issue of Bonds of the Issuer known as its 8.159% Senior Secured Bonds due 2026 (the "Bonds"). The Bonds are issued under the Trust Indenture dated as of October 23, 2001 (the "Original Indenture") between the Issuer and Bank One Trust Company, National Association, a national banking association formed under the laws of the United States, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), as supplemented by the First Supplemental Indenture dated as of October 23, 2001 (the "First Supplemental Indenture") and the Second Supplemental Indenture dated as of [______________] (the "Second Supplemental Indenture") between the Issuer and the Trustee (the Original Indenture, as so supplemented, and as the same may be amended, modified and further supplemented, the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Indenture.

      All Bonds of any series issued and Outstanding under the Indenture rank on a parity with each other Bond of the same series and with all Bonds of each other series. Reference is hereby made to the Indenture for a description of the nature and extent of the Bonds and the respective rights, limitations of the rights, duties and immunities thereunder of the Holders of the Bonds and of the Trustee and the Issuer in respect of the Bonds and the terms upon which the Bonds are made and are to be authenticated and delivered.

      Except as otherwise specifically provided in the Indenture, the Intercreditor Agreement or the Deposit and Disbursement Agreement, all payments of principal of, premium, if any, and interest on this Bond are (i) payable only from the assets of the Issuer and the income and proceeds thereof received by the Trustee or the Administrative Agent and allocable to the Trustee therefrom and (ii) secured by assets subject to the Lien of the Indenture, and all payments of principal, premium, if any, and interest shall be made in accordance with the terms of the Indenture. Each Holder, by acceptance of this Bond, hereby acknowledges and agrees that recourse for any such amounts payable shall be otherwise limited in accordance with Section 2.15 and Section 14.1 of the Original Indenture.

      The obligations of the Issuer to pay the principal of and interest on the Bonds when due as herein prescribed are absolute and unconditional and no provision of this Bond or the Indenture shall alter or impair such obligations.

      The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer without the consent of the Holders or with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds of all series then Outstanding, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any Act (as such term is defined in the Indenture), including, but not limited to, such a consent, waiver or direction by the Holder of this Bond shall be conclusive and binding upon the Holder and upon all future Holders of this Bond and the Holder of every Bond issued upon the transfer hereof or the exchange herefor or in lieu hereof whether or not notation of such Act is made upon this Bond.

      As provided in the Indenture, the aggregate principal amount of Bonds which may be issued, authenticated and delivered thereunder is unlimited. This Bond is one of the series designated on the face hereof, limited to $402,000,000 in aggregate principal amount as provided in the First Supplemental Indenture. All payments of principal and interest made with respect to interests in the Restricted Global Bond for which interests in this Unrestricted Global Bond were exchanged on or before the date of authentication of this Unrestricted Global Bond shall be credited against amounts payable hereunder.

      This Bond and all Bonds issued or to be issued in the series created under the Second Supplemental Indenture are (i) redeemable at the option of the Issuer, in accordance with the terms of the Indenture and the First Supplemental Indenture, and the Issuer is required to redeem this Bond upon the occurrence of certain specified events pursuant to Section 6.3 of the Indenture and Sections 3.9(c), 3.10(a), 3.10(b) and 3.10(c) of the Deposit and Disbursement Agreement, and (ii) not subject to any sinking fund.

      Notice of any optional redemption of Bonds will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder at its address as it appears in the Security Register.

      Bonds (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall cease to bear interest from and after any Redemption Date.

      The Indenture contains provisions for, upon compliance by the Issuer with certain conditions set forth in the Indenture, the defeasance of (a) the entire indebtedness of this Bond and (b) certain restrictive covenants and agreements.

      The unpaid portion of the principal amount hereof, together with any interest accrued and unpaid thereon and all other amounts due hereunder, if any, may become due and


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

payable upon the occurrence and during the continuance of any Event of Default, but only as provided in the Indenture.

      The Bonds are issuable only as registered Bonds without coupons in minimum denominations of $100,000 and any integral multiple of $100 in excess thereof.

      The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Security Registrar, the Trustee and the Issuer may require a Holder, among other things, to pay any taxes and fees required by law or permitted by the Indenture and to furnish appropriate endorsements and transfer documents.

      The person in whose name this Bond is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue regardless of any notice to anyone to the contrary.

      Bonds known to a Responsible Officer of the Trustee to be owned or held by, or for the account or benefit of, the Issuer or any of the Issuer's members, or an Affiliate of any of the foregoing, shall not be entitled to share in any payment or distribution provided for in Article VIII of the Indenture until all Bonds held by other Persons have been indefeasibly paid in full.

      THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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

                                  ABBREVIATIONS

      The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM  -   as tenants in common
                  TEN ENT  -   as tenants by the entireties
                  JT TEN   -   as joint tenants with right of survivorship
                               and not as tenants in common

                                UNIF GIFT MIN ACT
                                                 -------------------------------
                                                 (Cust)         (Minor)

                                      under Uniform Gift to Minors Act

                                      ------------------------------------------
                                                        (State)

                Additional abbreviations may also be used though
                              not in the above list

                                 ---------------

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Identifying Number of Assignee
                              -------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                         including zip code of Assignee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said Bond on the books of the Issuer, with full power of substitution in the premises.

Dated:
      ---------------------

                                                 -------------------------------
                                                 NAME:

NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


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

                                                                      ANNEX A TO
                                             8.159% SENIOR SECURED BOND DUE 2026

      The following table sets forth the date of each semiannual installment of principal to be paid on this Bond and the applicable percentage of the original principal amount payable on each such date:

                  Scheduled                              Percentage of
                   Payment                                 Principal
                     Date                               Amount Payable
             ---------------------                 ------------------------

                  Jan 5, 2002 ............................. 1.393%
                  Jul 5, 2002 ............................. 0.632
                  Jan 5, 2003 ............................. 2.903
                  Jul 5, 2003 ............................. 0.530
                  Jan 5, 2004 ............................. 2.998
                  Jul 5, 2004 ............................. 0.669
                  Jan 5, 2005 ............................. 3.194
                  Jul 5, 2005 ............................. 0.978
                  Jan 5, 2006 ............................. 3.478
                  Jul 5, 2006 ............................. 1.100
                  Jan 5, 2007 ............................. 3.460
                  Jul 5, 2007 ............................. 1.179
                  Jan 5, 2008 ............................. 3.644
                  Jul 5, 2008 ............................. 1.361
                  Jan 5, 2009 ............................. 3.801
                  Jul 5, 2009 ............................. 1.542
                  Jan 5, 2010 ............................. 4.007
                  Jul 5, 2010 ............................. 1.639
                  Jan 5, 2011 ............................. 4.139
                  Jul 5, 2011 ............................. 1.833
                  Jan 5, 2012 ............................. 4.443
                  Jul 5, 2012 ............................. 2.313
                  Jan 5, 2013 ............................. 5.061
                  Jul 5, 2013 ............................. 0.093
                  Jan 5, 2014 ............................. 1.949
                  Jul 5, 2014 ............................. 0.014
                  Jan 5, 2015 ............................. 1.852
                  Jul 5, 2015 ............................. 0.018
                  Jan 5, 2016 ............................. 2.057

                  Jul 5, 2016 ............................. 0.013%
                  Jan 5, 2017 ............................. 1.421
                  Jul 5, 2017 ............................. 0.064
                  Jan 5, 2018 ............................. 3.212
                  Jul 5, 2018 ............................. 0.081
                  Jan 5, 2019 ............................. 3.592
                  Jul 5, 2019 ............................. 0.042
                  Jan 5, 2020 ............................. 3.846
                  Jul 5, 2020 ............................. 0.265
                  Jan 5, 2021 ............................. 4.879
                  Jul 5, 2021 ............................. 0.130
                  Jan 5, 2022 ............................. 6.410
                  Jul 5, 2022 ............................. 0.401
                  Jan 5, 2023 ............................. 4.991
                  Jul 5, 2023 ............................. 0.161
                  Jan 5, 2024 ............................. 2.366
                  Jul 5, 2024 ............................. 0.192
                  Jan 5, 2025 ............................. 2.991
                  Jul 5, 2025 ............................. 0.291
                  Jan 5, 2026 ............................. 1.943
                  Jul 5, 2026 ............................. 0.429


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

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND

      The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global Bond or Definitive Bond for an interest in this Global Bond, have been made:

  Date of     Amount of decrease in   Amount of increase in      Principal Amount of          Signature of
 Exchange        Principal Amount       Principal Amount           this Global Bond       authorized officer of
                        of                     of              following such decrease       Trustee or Bond
               this Global Bond        this Global Bond              (or increase)              Custodian
----------   ---------------------    ---------------------    -----------------------    ---------------------



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